UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported): April 17, 2009

SRI/SURGICAL EXPRESS, INC.

(Exact Name of Registrant as specified in its Charter)

Florida	000-20997	59-3252632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12425 Racetrack Road

Tampa, Florida 33626

(Address of Principal Executive Offices)

(813) 891-9550

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This report describes the departure of Wallace D. Ruiz as Senior Vice President, Chief Financial Officer, and Secretary of SRI/Surgical Express, Inc. (“SRI” or the “Company”) and the appointment of Mark Faris, SRI’s Controller and Vice President, as interim principal financial officer.

This report also describes the appointment of William J. Braun as Senior Vice President of Operations of the Company and the related termination of a consulting arrangement with Wayne R. Peterson, a director of SRI.

Departure of Wallace D. Ruiz; Appointment of Interim Financial Officer

Effective as of April 17, 2009, the employment of Wallace D. Ruiz as Senior Vice President, Chief Financial Officer, and Secretary of SRI was terminated. SRI has commenced a process to search for Mr. Ruiz’s successor.

Also effective as of April 17, 2009, and until the search for Mr. Ruiz’s successor is completed, Mark Faris, SRI’s Controller and Vice President, will serve as the Company’s principal financial officer. Mr. Faris, 42, has been employed by the Company as Controller and Vice President since February 2007. Mr. Faris joined SRI from WellCare Health Plans, Inc., where he was the Director of Treasury. Prior to serving in this capacity, Mr. Faris was Director of Finance and Controller at Regeneration Technologies, Inc. Prior to RTI, Mr. Faris was a senior audit manager with PricewaterhouseCoopers.

SRI entered into a Separation Agreement dated as of April 17, 2009, with Mr. Ruiz setting forth the terms of his departure from the Company, including separation benefits and obligations. The Separation Agreement is effective as of seven days after the date Mr. Ruiz executed the agreement, unless revoked by Mr. Ruiz before that date. A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The summary of the Separation Agreement set forth below is qualified in its entirety by reference to the text of the Separation Agreement.

Under the Separation Agreement, SRI and Mr. Ruiz have agreed to the following principal terms:

•	SRI will continue to pay to Mr. Ruiz his current base salary and will pay any COBRA premiums incurred by Mr. Ruiz to maintain health coverage until January 17, 2010.

•

The Separation Agreement includes a general release by Mr. Ruiz in favor of SRI and provides that Mr. Ruiz will comply with the confidentiality and non-compete obligations set forth in his Employment Agreement, although the Separation Agreement reduces Mr. Ruiz’s non-compete period from two years to one year.

SRI will take a second quarter charge of approximately $238,000 in connection with Mr. Ruiz’s termination.

Appointment of William J. Braun; Termination of Consulting Arrangement with Director

In addition, the Company has announced the appointment of William J. Braun, 54, as Senior Vice President of Operations. Mr. Braun began his employment with the Company on March 30, 2009. Mr. Braun has served in operational management and executive leadership roles since 1984. He joins SRI from Invacare Corporation where he most recently served as the Vice President of North American Operations. Prior to serving in this capacity, he also provided executive leadership as the Vice President of Quality and Regulatory Affairs with Invacare. Invacare designs, manufactures and distributes medical equipment and supplies throughout the world. Prior to Invacare, Mr. Braun served as the Director of Manufacturing Operations in Mexico and South America for Tyco Electronics.

During the months of April and the early part of May, while Mr. Braun is transitioning into his new role as the Senior Vice President of Operations, Wayne R. Peterson, a director of the Company, will transition out of the role. Mr. Peterson and the Company are parties to a letter agreement dated as of March 22, 2006, pursuant to which Mr. Peterson provides certain consulting services to the Company. In this consulting role, Mr. Peterson has provided leadership and oversight of the operations functions at SRI for the past three years. Upon completion of this transition of responsibilities to Mr. Braun, the letter consulting agreement between SRI and Mr. Peterson shall terminate.

The Company and Mr. Braun entered into a letter agreement dated January 26, 2009, and executed by Mr. Braun on March 30, 2009, as well as a Retention Agreement dated effective as of March 30, 2009, setting forth the terms of Mr. Braun’s employment. Copies of the letter agreement and Retention Agreement are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference. Mr. Braun and SRI also entered into a Non-Competition and Confidentiality Agreement dated March 30, 2009, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

The following is a summary of the principal terms of Mr. Braun’s employment, provided this summary is qualified in its entirety by reference to the text of the letter agreement and the Retention Agreement:

•	Mr. Braun’s initial annual base salary will be $250,000.

•

Mr. Braun will be eligible for an annual incentive bonus of up to 40% of his then-current base salary based on the achievement of financial objectives for SRI and individual performance objectives, as established by its Board of Directors, and other terms and conditions. For the 2009 calendar year, Mr. Braun is guaranteed a bonus of $30,000 to paid by March 15, 2010, contingent on continued employment as of that date.

•

On April 1, 2009, Mr. Braun received a grant of stock options for 45,000 shares of SRI’s common stock with an exercise price equal to the closing price of SRI’s shares on the grant date. The options will vest in five equal amounts of 9,000 shares on March 30 of each year, commencing with March 30, 2010.

•

SRI committed in the letter agreement to pay or reimburse Mr. Braun up to $90,000 in relocation-related costs. If he voluntarily terminates his employment prior to March 30, 2010, Mr. Braun has agreed to repay the Company these amounts in full. If he voluntarily terminates his employment prior to March 30, 2011, he has agreed to repay a prorated portion of these amounts.

•

Pursuant to the Retention Agreement, if Mr. Braun is terminated for any reason other than for cause, death or disability, Mr. Braun will receive all earned but unpaid annual salary and unpaid expense reimbursements to which he is legally entitled. In addition, Mr. Braun will be entitled to receive his annual salary, and SRI will pay any COBRA premiums incurred by Mr. Braun to maintain health and dental coverage, for a period of 270 days following his involuntary termination.

Item 7.01.	Regulation FD Disclosure.

On April 20, 2009, SRI issued a press release, a copy of which is attached hereto as Exhibit 99.1.

On April 23, 2009, SRI issued a press release, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
10.1	Separation Agreement dated as of April 17, 2009, between SRI/Surgical Express, Inc. and Wallace D. Ruiz

10.2	Letter agreement between SRI/Surgical Express, Inc. and William J. Braun dated January 26, 2009, and executed by William J. Braun on March 30, 2009

10.3	Retention Agreement dated as of March 30, 2009, between SRI/Surgical Express, Inc. and William J. Braun

10.4	Non-Competition and Confidentiality Agreement dated March 30, 2009, between SRI/Surgical Express, Inc. and William J. Braun

99.1	Press Release dated April 20, 2009

99.2	Press Release dated April 23, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRI/SURGICAL EXPRESS, INC.
(Registrant)

Dated: April 23, 2009	By:	/s/ Gerald Woodard
Gerald Woodard
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Separation Agreement dated as of April 17, 2009, between SRI/Surgical Express, Inc. and Wallace D. Ruiz

10.2	Letter agreement between SRI/Surgical Express, Inc. and William J. Braun dated January 26, 2009, and executed by William J. Braun on March 30, 2009

10.3	Retention Agreement dated as of March 30, 2009, between SRI/Surgical Express, Inc. and William J. Braun

10.4	Non-Competition and Confidentiality Agreement dated March 30, 2009, between SRI/Surgical Express, Inc. and William J. Braun

99.1	Press Release dated April 20, 2009

99.2	Press Release dated April 23, 2009